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ATC GROUP SERVICES INC. AND SUBSIDIARIES                             EXHIBIT 11

COMPUTATION OF EARNINGS PER SHARE
THREE MONTHS AND NINE MONTHS ENDED NOVEMBER 30, 1996 and 1997 (Unaudited)
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
                                                           Three Months Ended               Nine Months Ended
                                                                November 30,                    November 30,
                                                    --------------------------------  --------------------------------
                                                          1996             1997             1996           1997
                                                    ---------------  ---------------  ---------------  ---------------
Primary Earnings Per Share:
---------------------------------------------
Weighted average number of shares of
  common stock outstanding...................       $  7,792,964     $  7,886,057     $  7,789,104     $  7,830,784

 Additional shares assuming exercise of
  dilutive stock options and stock warrants..            661,187          724,596          748,167          684,431
                                                    ---------------  ---------------  ---------------  ---------------

   Total average common and common
     equivalent shares outstanding...........          8,454,151        8,574,553        8,537,271        8,503,018
                                                    ===============  ===============  ===============  ===============

 Net income..................................       $  1,506,278     $  1,179,710     $  5,326,074     $  3,604,065
                                                    ===============  ===============  ===============  ===============

 Earnings per common and dilutive
  common equivalent share....................       $        .18     $        .14     $        .62     $        .42
                                                    ===============  ===============  ===============  ===============


Fully Diluted Earnings Per Share:
---------------------------------------------
 Weighted average number of shares of
  common stock outstanding...................       $  7,792,964     $  7,882,057     $  7,789,104     $  7,830,784

 Additional shares assuming exercise of
  dilutive stock options and stock warrants..            661,187          743,024          781,066          729,664
                                                    ---------------  ---------------  ---------------  ---------------

   Total average common and common
     equivalent shares outstanding...........          8,454,151        8,592,981        8,570,170        8,548,252
                                                    ===============  ===============  ===============  ===============

 Net income..................................       $  1,506,278     $  1,179,710     $  5,326,074     $  3,604,065
                                                    ===============  ===============  ===============  ===============

 Earnings per common and dilutive
  common equivalent share....................       $        .18     $        .14     $        .62     $        .42
                                                    ===============  ===============  ===============  ===============
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                                      F-25